Exhibit 10.1

ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT is made as of the 18th day of August, 2008

AMONG:

BFI CANADA INCOME FUND, a limited purpose trust established under the laws of the Province of Ontario (the “Fund”)

-and-

6814832 CANADA LIMITED, a body corporate incorporated under the laws of Canada (“6814832”)

—and-

4264126 CANADA LIMITED, a body corporate incorporated under the laws of Canada (the “Company”)

-and-

1768248 ONTARIO LIMITED, a corporation incorporated under the laws of the Province of Ontario (“ParentCo”)

WHEREAS:

The Fund, 6814832, the Company and ParentCo wish to propose an arrangement with the registered holders of ordinary trust units (the “Units”) and the Class A unit (the “Class A Unit” and, together with the Units, the “Trust Units”) of the Fund (collectively, the “Voting Unitholders”);

(a)                                  the parties hereto intend to carry out the transactions contemplated herein by way of an arrangement under the Business Corporations Act (Ontario); and

(b)                                 the parties hereto have entered into this Agreement to provide for the matters referred to in the foregoing recitals and for the other matters relating to such arrangement.

NOW THEREFORE, in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby covenant and agree as follows:

ARTICLE 1

INTERPRETATION

NOW THEREFORE, in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby covenant and agree as follows:

1.1                               Definitions

In this Agreement, the following terms have the following meanings:

“Agreement”, “herein”, “hereof”, “hereto”, “hereunder” and similar expressions mean and refer to this arrangement agreement (including the schedules hereto) as supplemented, modified or amended, and not to any particular article, section, schedule or other portion hereof;

“Arrangement” means the proposed arrangement under the provisions of section 182 of the OBCA, on the terms and conditions set forth in the Plan of Arrangement as supplemented, modified or amended;

“Articles of Arrangement” means the articles of arrangement in respect of the Arrangement required under subsection 183(1) of the OBCA to be filed with the Director after the Final Order has been granted giving effect to the Arrangement;

“Attorney” means the attorney of the Fund, currently 4264126 Canada Limited;

“Business Day” means a day, other than a Saturday, Sunday or statutory holiday, when banks are generally open in the City of Toronto, in the Province of Ontario, for the transaction of banking business;

“BFI Canada Holdings Indenture” means the indenture between BFI Canada Holdings Inc. and Computershare Trust Company of Canada, as trustee, dated April 25, 2002;

“Certificate” means the certificate which may be issued by the Director pursuant to subsection 183(2) of the OBCA or, if no certificate is to be issued, the proof of filing in respect of the Arrangement;

“Class A Unit” means the Class A Unit of the Fund;

“Conversion Resolution” means the special resolution of the Voting Unitholders approving the Arrangement;

“Court” means the Ontario Superior Court of Justice;

“Depositary” means Computershare Investor Services Inc., or such other Person as may be designated by the Fund;

“Director” means the director of corporations appointed under section 278 of the OBCA;

“Effective Date” means the date the Arrangement is effective under the OBCA;

“Effective Time” means the time at which the Articles of Arrangement are filed with the Director on the Effective Date;

“Final Order” means the final order of the Court approving the Arrangement pursuant to subsection 182(5) of the OBCA, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

“IESI Corporation” means IESI Corporation and its direct and indirect subsidiaries;

“Information Circular” means the management information circular of the Fund dated on or about August 26, 2008, together with all appendices thereto, and forwarded as part of the proxy solicitation materials to Voting Unitholders in respect of the Meeting;

“Interim Order” means an interim order of the Court under subsection 182(5) of the OBCA containing declarations and directions with respect to the Arrangement and the holding of the Meeting, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

“Meeting” means the special meeting of Voting Unitholders to be held on September 25, 2008 to consider, among other things, the Arrangement and related matters, and any adjournment thereof;

“OBCA” means the Business Corporations Act, R.S.O. 1990, c. B-16, as amended, including the regulations promulgated thereunder;

“ParentCo” means 1768248 Ontario Limited, a corporation incorporated under the OBCA and, prior to the completion of the Arrangement, a wholly-owned subsidiary of the Fund;

“ParentCo Shares” means the common shares in the capital of ParentCo;

“Participating Preferred Shares” means the participating preferred shares of IESI Corporation;

“Person” means an individual, partnership, association, body corporate, trust, unincorporated organization, government, regulatory authority, or other entity;

“Plan of Arrangement” means the plan of arrangement attached hereto as Exhibit A, as amended or supplemented from time to time in accordance with the terms thereof;

“Ridge Landfill Declaration of Trust” means the declaration of trust for the Ridge Landfill Trust dated September 17, 2005;

“Ridge Landfill Trust Note Indenture” means the note indenture between the Ridge Landfill Trust and Computershare Trust Company dated October 14, 2005;

“Second Amended and Restated Declaration of Trust” means the declaration of trust dated February 28, 2002, as amended and restated on April 15, 2002 and January 21, 2005, and further amended by a first supplemental indenture dated October 6, 2005 and a second supplemental indenture dated January 1, 2006;

“Special Shares” means the special voting shares in the capital of ParentCo;

“Subsidiary” means, with respect to any Person, a subsidiary (as that term is defined in the OBCA (for such purposes, if such person is not a corporation, as if such person were a corporation)) of such Person and includes any limited partnership, joint venture, trust, limited liability company, unlimited liability company or other entity, whether or not having legal status, that would constitute a subsidiary (as described above) if such entity were a corporation;

“Trust Units” means, collectively, the Units and the Class A Unit;

“TSX” means the Toronto Stock Exchange;

“Units” means ordinary trust units of the Fund; and

“Voting Unitholders” means holders of Trust Units.

1.2                               Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of Canada unless otherwise specified.

1.3                               Interpretation Not Affected by Headings

The division of this Agreement into articles, sections and schedules and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4                               Article References

Unless reference is specifically made to some other document or instrument, all references herein to articles, sections and schedules are to articles, sections and schedules of this Agreement.

1.5                               Extended Meanings

Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa; words importing any gender shall include all genders; and words importing persons shall include individuals, partnerships, associations, bodies corporate, trusts, unincorporated organizations, governments, regulatory authorities, and other entities.

1.6                               Date for any Action

In the event that any date on which any action required to be taken hereunder by any of the parties hereto is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place.

1.7                               Entire Agreement

This Agreement, together with the exhibit attached hereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect to the subject matter hereof.

1.8                               Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Ontario and the laws of Canada applicable in Ontario and shall be treated in all respects as an Ontario contract.

1.9                               Exhibit

Exhibit A annexed to this Agreement, being the Plan of Arrangement, is incorporated by reference into this Agreement and forms a part hereof.

ARTICLE 2

THE ARRANGEMENT

2.1                               Arrangement

As soon as reasonably practicable, the Fund, 6814832, the Company and ParentCo shall apply to the Court pursuant to Section 182 of the OBCA for an order approving the Arrangement and in connection with such application shall:

(a)                                  forthwith file, proceed with and diligently prosecute an application for an Interim Order under Section 182 of the OBCA, providing for, among other things, the calling and holding of the Meeting for the purpose of considering and, if deemed advisable, approving the Conversion Resolution;

(b)                                 subject to obtaining all necessary approvals of the Voting Unitholders as contemplated in the Interim Order and as may be directed by the Court in the Interim Order, take steps necessary to submit the Arrangement to the Court and apply for the Final Order; and

(c)                                  subject to fulfillment of the conditions set forth herein, shall deliver to the Director Articles of Arrangement and such other documents as may be required to give effect to the Arrangement, whereupon the transactions comprising the Arrangement shall occur and shall be deemed to have occurred in the order set out therein without any act or formality.

2.2                               Effective Date

The Arrangement shall become effective at the Effective Time on the Effective Date.

ARTICLE 3

COVENANTS

3.1                               Covenants of the Fund, 6814832 and the Company

Each of the Fund, 6814832 and the Company covenants and agrees that it will:

(a)                                  take, and cause its Subsidiaries to take, all reasonable actions necessary to give effect to the transactions contemplated by this Agreement and the Arrangement;

(b)                                 use all reasonable efforts to obtain all necessary consents, assignments, waivers and amendments to or terminations of any instruments and take such measures as may be appropriate to fulfill its obligations hereunder and to carry out the transactions contemplated hereby;

(c)                                  in the case of the Fund, solicit proxies to be voted at the Meeting in favour of the Conversion Resolution and prepare the Information Circular and proxy solicitation materials and any amendments or supplements thereto as required by, and in compliance with, the Interim Order, and applicable corporate and securities laws, and file and distribute the same to the Unitholders in a timely and expeditious manner in all jurisdictions where the same are required to be filed and distributed;

(d)                                 convene the Meeting as ordered by the Interim Order and conduct such Meeting in accordance with the Interim Order and as otherwise required by law;

(e)                                  until the Effective Date, conduct its operations and those of its Subsidiaries in the ordinary and normal course of business and in accordance with applicable laws, generally accepted industry practice and any operating and other agreements applicable to its properties and assets and those of its Subsidiaries;

(f)                                    use all reasonable efforts to cause each of the conditions precedent set forth in Article 4 which are within its control to be satisfied on or before the Effective Date;

(g)                                 subject to the approval of the Conversion Resolution by the Voting Unitholders, as required by the Interim Order, submit the Arrangement to the Court and apply, in conjunction with ParentCo, for the Final Order;

(h)                                 forthwith carry out the terms of the Final Order to the extent applicable to it;

(i)                                     upon issuance of the Final Order and subject to the conditions precedent in Article 4, forthwith proceed to file the Articles of Arrangement, the Final Order and all related documents with the Director pursuant to subsection 183 of the OBCA;

(j)                                     not, except in the ordinary course of business or as contemplated in connection with the Plan of Arrangement, merge into or with, or consolidate with, any other Person or, perform any act or enter into any transaction or negotiation which might interfere or be inconsistent with the consummation of the transactions contemplated by this Agreement;

(k)                                  until the Effective Date, except as specifically provided for hereunder and in the Arrangement, not alter or amend its constating or governing documents, articles or by-laws or those of its Subsidiaries as the same exist at the date of this Agreement; and

(l)                                     in the case of the Fund, prior to the Effective Date, make application to list the ParentCo Shares issuable pursuant to the Arrangement on the TSX.

3.2                               Covenants of ParentCo

ParentCo covenants and agrees that it will:

(a)                                  take all reasonable action necessary to give effect to the transactions contemplated by this Agreement and the Arrangement;

(b)                                 use all reasonable efforts to obtain all necessary consents, assignments, waivers and amendments to or terminations of any instruments and take such measures as may be appropriate to fulfill its obligations hereunder and to carry out the transactions contemplated hereby;

(c)                                  until the Effective Date, other than as contemplated herein, in the Plan of Arrangement or in the Information Circular, not carry on any business, enter into any transaction or effect any corporate act whatsoever other than as contemplated herein or in the Information Circular without the prior written consent of the Fund;

(d)                                 until the Effective Date, not issue any securities or enter into any agreements to issue or grant options, warrants or rights to purchase any of its securities, other than the Special Shares to IESI Corporation;

(e)                                  use all reasonable efforts to cause each of the conditions precedent set forth in Article 4 which are within its control to be satisfied on or before the Effective Date;

(f)                                    subject to approval of the Conversion Resolution by Voting Unitholders, as required by the Interim Order, submit the Arrangement to the Court and apply, in conjunction with the Fund and the Company, for the Final Order;

(g)                                 forthwith carry out the terms of the Final Order to the extent applicable to it;

(h)                                 upon issuance of the Final Order and subject to the conditions precedent in Article 4, forthwith proceed to file the Articles of Arrangement, the Final Order and all related documents with the Director pursuant to section 183 of the OBCA;

(i)                                     reserve and authorize for issuance the ParentCo Shares issuable pursuant to the Arrangement; and

(j)                                     prior to the Effective Date, cooperate with the Fund, 6814832 and the Company in making the application to list the ParentCo Shares on the TSX.

ARTICLE 4

CONDITIONS PRECEDENT

4.1                               Mutual Conditions Precedent

The respective obligations of the Fund, the Company, 6814832 and ParentCo to complete the transactions contemplated by this Agreement shall be subject to the fulfillment or satisfaction, on or before the Effective Date, of each of the following conditions, any of which may be waived collectively by them without prejudice to their right to rely on any other condition:

(a)                                  the Interim Order shall have been granted in form and substance satisfactory to the Fund, the Company, 6814832 and ParentCo, acting reasonably, not later than August 28, 2008 or such later date as the parties hereto may agree and shall not have been set aside or modified in a manner unacceptable to such parties on appeal or otherwise;

(b)                                 the Conversion Resolution shall have been approved by the requisite number of votes cast by the Voting Unitholders at the Meeting in accordance with the provisions of the Interim Order and any applicable regulatory requirements;

(c)                                  the Final Order shall have been granted in form and substance satisfactory to the Fund, the Company, 6814832 and ParentCo acting reasonably, not later than October 1, 2008 or such later date as the parties hereto may agree;

(d)                                 the Articles of Arrangement and all necessary related documents, in form and substance satisfactory to the Fund, the Company, 6814832 and ParentCo acting reasonably, shall have been accepted for filing by the Director together with the Final Order in accordance with subsection 183 of the OBCA;

(e)                                  no material action or proceeding shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency and there shall be no action taken under any existing applicable law or regulation, nor any statute, rule, regulation or order which is enacted, enforced, promulgated or issued by any court, department, commission, board, regulatory body, government or governmental authority or similar agency, domestic or foreign, that:

(i)                                     makes illegal or otherwise directly or indirectly restrains, enjoins or prohibits the Arrangement or any other transactions contemplated herein; or

(ii)                                  results in a judgment or assessment of material damages directly or indirectly relating to the transactions contemplated herein;

(f)                                    all necessary material third party and regulatory consent and approvals with respect to the transactions contemplated under the Arrangement shall have been completed or obtained including, without limitation, the necessary consents and approvals from the Fund’s principal lenders;

(g)                                 the TSX shall have conditionally approved the listing or the substitutional listing of the ParentCo Shares to be issued pursuant to the Arrangement, subject only to the filing of required documents which cannot be filed prior to the Effective Date; and

(h)                                 the Second Amended and Restated Declaration of Trust shall be amended to facilitate the Arrangement.

4.2                               Additional Conditions to Obligations of the Fund and the Company

In addition to the conditions contained in Section 4.1, the obligation of the Fund, 6814832 and the Company to complete the transactions contemplated by this Agreement is subject to the fulfillment or satisfaction, on or before the Effective Date, of each of the following conditions, any of which may be waived by them without prejudice to their right to rely on any other condition:

(a)                                  each of the covenants, acts and undertakings of ParentCo to be performed or complied with on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed or complied with; and

(b)                                 the board of trustees of the Fund and the board of directors of the Company shall not have determined in its sole and absolute discretion that to proceed with the Arrangement would not be in the best interests of the Voting Unitholders.

4.3                               Additional Conditions to Obligations of ParentCo

In addition to the conditions contained in Section 4.1, the obligation of ParentCo to complete the transactions contemplated by this Agreement is subject to the fulfillment or satisfaction, on or before the Effective Date, of the following conditions, any of which may be waived by ParentCo without prejudice to its right to rely on any other condition:

(a)                                  each of the covenants, acts and undertakings of the Fund and the Company to be performed or complied with on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed or complied with; and

(b)                                 prior to the Effective Date, there shall have been no material adverse change in the affairs, operations, financial condition or business of the Fund or the Company and their respective Subsidiaries (taken as a whole) from that reflected in the Information Circular.

4.4                               Notice and Effect of Failure to Comply with Conditions

If any of the conditions precedents set forth in sections 4.1, 4.2 or 4.3 hereof shall not be complied with or waived by the party or parties for whose benefit such conditions are provided on or before the date required for the performance thereof, then a party for whose benefit the condition precedent is provided may, in addition to any other remedies they may have at law or equity, rescind and terminate this Agreement provided that prior to the filing of the Articles of Arrangement for the purpose of giving effect to the Arrangement, the party intending to rely thereon has delivered a written notice to the other party, specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the party delivering such notice is asserting as the basis for the non fulfillment of the applicable conditions precedent and the party in breach shall have failed to cure such breach within three Business Days of receipt of such written notice thereof (except that no cure period shall be provided for a breach which by its nature cannot be cured). More than one such notice may be delivered by a party.

4.5                               Satisfaction of Conditions

The conditions set out in this Article 4 are conclusively deemed to have been satisfied, waived or released when, with the agreement of the parties, Articles of Arrangement are filed under the OBCA to give effect to the Arrangement.

ARTICLE 5

AMENDMENT AND TERMINATION

5.1                               Amendments

This Agreement may, at any time and from time to time before or after the Meeting, be amended in any respect whatsoever by written agreement of the parties hereto without further notice to or authorization on the part of their respective securityholders; provided that any such amendment that changes the consideration to be received by the Voting Unitholders pursuant to the Arrangement is brought to the attention of the Court before approval of the Final Order and is subject to such requirements as may be ordered by the Court.

5.2                               Termination

This Agreement shall be terminated in each of the following circumstances:

(a)                                  the mutual agreement of the parties;

(b)                                 the Arrangement shall not have become effective on or before October 15, 2008 or such later date as may be agreed to by the parties hereto; and

(c)                                  termination of this Agreement under Article 4 hereof.

ARTICLE 6

GENERAL

6.1                               Binding Effect

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

6.2                               No Assignment

No party may assign its rights or obligations under this Agreement.

6.3                               Exclusivity

None of the covenants of the Fund or the Company contained herein shall prevent the board of trustees of the Fund or the board of directors of the Company from responding as required by law to any unsolicited submission or proposal regarding any acquisition or disposition of assets or any unsolicited proposal to amalgamate, merge or effect an arrangement or any unsolicited acquisition proposal generally or make any disclosure to its securityholders with respect thereto which in the judgment of the board of trustees of the Fund, the board of directors of the Company, acting upon the advice of outside counsel, is required under applicable law.

6.4                               Equitable Remedies

All representations, warranties and covenants herein or to be given hereunder as to enforceability in accordance with the terms of any covenant, agreement or document shall be qualified as to applicable bankruptcy and other laws affecting the enforcement of creditors’ rights generally and to the effect that specific performance, being an equitable remedy, may only be ordered at the discretion of the court.

6.5                               Survival of Representations and Warranties

The representations and warranties contained herein shall survive the performance by the parties of their respective obligations hereunder for a period of one year.

6.6                               Severability

If any one or more of the provisions or parts thereof contained in this Agreement should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

(a)                                  the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

(b)                                 the invalidity, illegality or unenforceability of any provision or part thereof contained in this Agreement in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Agreement in any other jurisdiction.

6.7                               Further Assurances

Each party hereto shall, from time to time and at all times hereafter, at the request of another party hereto, but without further consideration, do all such further acts, and execute and deliver all such further documents and instruments as may be reasonably required in order to fully perform and carry out the terms and intent hereof.

6.8                               Time of Essence

Time shall be of the essence.

6.9                               Liability of the Fund

The parties hereto acknowledge that, except to the extent that the Company is entering into this Agreement in its own right, the Attorney is entering into this Agreement on behalf of the Fund and the obligations of the Fund hereunder shall not be personally binding upon the Trustee or any holder of Trust Units and that any recourse against the Fund, the Trustee, or any holder of Trust Units in any manner in respect of any indebtedness, obligation or liability of the Fund arising hereunder or arising in connection herewith or from the matters to which this Agreement relates, if any, including without limitation claims based on contract, on negligence, tortious behaviour or otherwise, shall be limited to, and satisfied only out by, the Fund.

6.10                        Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF this Agreement has been executed and delivered by the parties hereto effective as of the date first above written.

BFI CANADA INCOME FUND, by its attorney, 4264126 Canada Limited

Per:	/s/ William Chyfetz

6814832 CANADA LIMITED

Per:	/s/ William Chyfetz

4264126 CANADA LIMITED

Per:	/s/ William Chyfetz

1768248 ONTARIO LIMITED

Per:	/s/ William Chyfetz

EXHIBIT A

PLAN OF ARRANGEMENT

UNDER SECTION 182 OF THE

BUSINESS CORPORATIONS ACT (ONTARIO)

ARTICLE 1
INTERPRETATION

1.1           In this Plan of Arrangement, the following terms have the following meanings:

(a)                                  “Arrangement”, “herein”, “hereof”, “hereto”, “hereunder” and similar expressions mean and refer to the arrangement pursuant to Section 182 of the OBCA set forth in this Plan of Arrangement as supplemented, modified or amended, and not to any particular article, section or other portion hereof;

(b)                                 “Arrangement Agreement” means the agreement dated as of August 18, 2008, among the Fund, 6814832, the Company and ParentCo with respect to the Arrangement and all amendments thereto;

(c)                                  “Articles of Arrangement” means the articles in respect of the Arrangement required under subsection 183 of the OBCA to be filed with the Director after the Final Order has been granted;

(d)                                 “BFI Canada Holdings Indenture” means the indenture between BFI Canada Holdings Inc. and Computershare Trust Company of Canada, as trustee, dated April 25, 2002;

(e)                                  “Business Day” means a day, other than a Saturday, Sunday or statutory holiday, when banks are generally open for business in the City of Toronto, in the Province of Ontario, for the transaction of banking business;

(f)                                    “Certificate” means the certificate which may be issued by the Director pursuant to subsection 183(2) of the OBCA or, if no certificate is to be issued, the proof of filing in respect of the Arrangement;

(g)                                 “Class A Unit” means the Class A Unit of the Fund;

(h)                                 “Company” means 4264126 Canada Limited, a corporation incorporated under the federal laws of Canada;

(i)                                     “Court” means the Ontario Superior Court of Justice;

(j)                                     “Director” means the director of corporations appointed under Section 278 of the OBCA;

(k)                                  “Depositary” means Computershare Investor Services Inc., or such other person as may be designated by the Company and set out in the Letter of Transmittal;

(l)                                     “Effective Date” means the date the Arrangement is effective under the OBCA;

(m)                               “Effective Time” means the time at which the Articles of Arrangement and Plan of Arrangement are filed with the Director on the Effective Date;

(n)                                 “Final Order” means the final order of the Court approving this Arrangement pursuant to subsection 182 of the OBCA, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

(o)                                 “Fund” means BFI Canada Income Fund, a limited purpose trust established under the laws of the Province of Ontario;

(p)                                 “IESI Corporation” means IESI Corporation and its direct and indirect subsidiaries;

(q)                                 “Information Circular” means the management information circular of the Fund dated on or about August 26, 2008, together with all appendices thereto, and forwarded as part of the proxy solicitation materials to Voting Unitholders in respect of the Meeting;

(r)                                    “Interim Order” means the interim order of the Court under subsection 182 of the OBCA containing declarations and directions with respect to this Arrangement, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

(s)                                  “Letter of Transmittal” means the letter of transmittal sent by the Fund to CDS & Co., as the sole registered holder of Units;

(t)                                    “Meeting” means the special meeting of Voting Unitholders to be held on September 25, 2008 to consider the Arrangement and related matters, and any adjournment thereof;

(u)                                 “Non-Resident” means: (i) a Person who for the purposes of the Tax Act is neither a resident nor deemed to be resident in Canada (including as a consequence of an applicable income tax treaty or convention); or (ii) a partnership that is not a Canadian partnership for the purposes of the Tax Act;

(v)                                 “OBCA” means the Business Corporations Act, R.S.O. 1990, c. B-16, as amended, including the regulations promulgated thereunder;

(w)                               “ParentCo” means 1768248 Ontario Limited, a corporation incorporated under the OBCA and, prior to the completion of the Arrangement, a wholly-owned subsidiary of the Fund;

(x)                                   “ParentCo Shares” means the common shares in the capital of ParentCo;

(y)                                 “Participating Preferred Shares” means the participating preferred shares of IESI Corporation;

(z)                                   “Ridge Landfill Declaration of Trust” means the declaration of trust for the Ridge Landfill Trust dated September 17, 2005;

(aa)                            “Ridge Landfill Trust Note Indenture” means the note indenture between the Ridge Landfill Trust and Computershare Trust Company dated October 14, 2005;

(bb)                          “Second Amended and Restated Declaration of Trust” means the declaration of trust dated February 28, 2002, as amended and restated on April 15, 2002 and January 21, 2005, and further amended by a first supplemental indenture dated October 6, 2005 and a second supplemental indenture dated January 1, 2006;

(cc)                            “Special Shares” means the special voting shares in the capital of ParentCo;

(dd)                          “Subsidiary” means, with respect to any Person, a subsidiary (as that term is defined in the OBCA (for such purposes, if such person is not a corporation, as if such person were a corporation)) of such Person and includes any limited partnership, joint venture, trust, limited liability company, unlimited liability company or other entity, whether or not having legal status, that would constitute a subsidiary (as described above) if such entity were a corporation;

(ee)                            “Tax Act” means the Income Tax Act, R.S.C. 1985, c. 1. (5th Supp), as amended, including the regulations promulgated thereunder;

2

(ff)                                “Trust Unit” means, collectively, the Units and the Class A Units;

(gg)                          “Units” means the ordinary trust units of the Fund; and

(hh)                          “Voting Unitholders” means the holders of the Trust Units.

1.2           The division of this Plan of Arrangement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement.

1.3           Unless reference is specifically made to some other document or instrument, all references herein to articles and sections are to articles and sections of this Plan of Arrangement.

1.4           Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa; words importing any gender shall include all genders; and words importing persons shall include individuals, partnerships, associations, corporations, funds, unincorporated organizations, governments, regulatory authorities, and other entities.

1.5           In the event that the date on which any action is required to be taken hereunder by any of the parties is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place.

1.6           References in this Plan of Arrangement to any statute or sections thereof shall include such statute as amended or substituted and any regulations promulgated thereunder from time to time in effect.

ARTICLE 2
ARRANGEMENT AGREEMENT

2.1           This Plan of Arrangement is made pursuant to, and is subject to the provisions of, and forms part of, the Arrangement Agreement.

2.2           This Plan of Arrangement, upon the filing of the Articles of Arrangement and the issue of the Certificate, if any, shall become effective on, and be binding on and after, the Effective Time on: (i) Unitholders; (ii) the Fund; (iii) 6814832; (iv) the Company; and (v) ParentCo.

2.3           The Articles of Arrangement and Certificate shall be filed and issued, respectively, with respect to this Arrangement in its entirety. The Certificate shall be conclusive evidence that the Arrangement has become effective and that each of the provisions of Article 3 has become effective in the sequence and at the times set out therein. If no Certificate is required to be issued by the Director pursuant to subsection 183 of the OBCA, the Arrangement shall become effective on the date the Articles of Arrangement are filed with the Director pursuant to subsection 183 of the OBCA.

2.4           Other than as expressly provided for herein, no portion of this Plan of Arrangement shall take effect with respect to any party or Person until the Effective Time. Furthermore, each of the events listed in Article 3 shall be, without affecting the timing set out in Article 3, mutually conditional, such that no event described in said Article 3 may occur without all steps occurring, and those events shall effect the integrated transaction which constitutes the Arrangement.

ARTICLE 3
ARRANGEMENT

3.1           Commencing at the Effective Time, each of the events set out below shall occur and shall be deemed to occur in the following order without any further act or formality except as otherwise provided herein:

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Redemption of the Class A Unit

(a)                                  the Class A Unit held by IESI Corporation shall be redeemed by the Fund for $10.00 in cash;

Amendment to the Second Amended and Restated Declaration of Trust

(b)                                 the Second Amended and Restated Declaration of Trust shall be amended to the extent necessary to facilitate the Arrangement as provided herein;

Capitalization of Notes of the Ridge Landfill Trust

(c)                                  the $77 million principal amount of notes issued by the Ridge Landfill Trust and held by the Fund shall be settled in consideration for the issuance of additional trust units of the Ridge Landfill Trust to the Fund;

Capitalization of Notes of 6814832

(d)                                 the $169 million principal amount of notes issued by 6814832 and held by the Fund shall be settled in consideration for the issuance of additional common shares of 6814832 to the Fund;

Capitalization of BFI Canada Holdings Notes

(e)                                  the $215.6 million principal amount of notes issued by BFI Canada Holdings (the “BFI Canada Holdings Notes”) and held by the Fund shall be transferred to 6814832 in consideration for the issuance of additional common shares of 6814832 to the Fund;

(f)                                    6814832 will transfer the BFI Canada Holdings Notes to the Company in consideration for the issuance of additional common shares of the Company to 6814832;

(g)                                 the Company shall settle the BFI Canada Holdings Notes in consideration for the issuance of additional common shares of BFI Canada Holdings to the Company;

Amalgamation of 6814832 and the Company

(h)                                 6814832 and the Company shall be amalgamated and continue as one corporation such that:

(i)                                     the articles of the amalgamated corporation shall be the same as the articles of the Company and the name of the amalgamated corporation shall be determined by the directors of the amalgamated corporation at the time such articles are filed;

(ii)                                  no securities shall be issued by the amalgamated corporation in connection with the amalgamation, and for greater certainty, the Company’s shares shall survive and continue to be shares of the amalgamated corporation without amendment;

(iii)                               the property of each of the amalgamating corporations shall continue to be the property of the amalgamated corporation;

(iv)                              the amalgamated corporation shall continue to be liable for the obligations of each of the amalgamating corporations;

(v)                                 any existing cause of action, claim or liability to prosecution of any of the amalgamating corporations shall be unaffected;

(vi)                              any civil, criminal or administrative action or proceeding pending by or against any of the amalgamating corporations may be continued to be prosecuted by or against the amalgamated corporation;

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(vii)                           a conviction against, or ruling, order or judgment in favour of or against any of the amalgamating corporations may be enforced by or against the amalgamated corporation;

(viii)                        the articles of amalgamation of the amalgamated corporation shall be deemed to be the articles of incorporation of the amalgamated corporation and the certificate of amalgamation of the amalgamated corporation shall be deemed to be the certificate of incorporation of the amalgamated corporation;

(ix)                                the by-laws of the Company shall be the by-laws of the amalgamated corporation;

(x)                                   the first director of the amalgamated corporation shall be the CEO of the Company;

(xi)                                the first officers of the amalgamated corporation shall be the officers of the Company; and

(xii)                             the registered office of the amalgamated corporation shall be the registered office of the Fund;

Amalgamation of BFI Canada Holdings, BFI Canada Inc. and 2114243 Ontario Inc.

(i)                                     BFI Canada Holdings, BFI Canada Inc. and 2114143 Ontario Inc. (following the continuation of BFI Canada Inc. and 2114143 Ontario Inc. under the CBCA) shall be amalgamated and continue as one corporation such that:

(i)                                     the articles of the amalgamated corporation shall be the same as the articles of BFI Canada Inc. and the name of the amalgamated corporation shall be “BFI Canada Inc.”;

(ii)                                  no securities shall be issued by the amalgamated corporation in connection with the amalgamation, and for greater certainty, the shares of BFI Canada Holdings shall survive and continue to be shares of the amalgamated corporation without amendment;

(iii)                               the property of each of the amalgamating corporations shall continue to be the property of the amalgamated corporation;

(iv)                              the amalgamated corporation shall continue to be liable for the obligations of each of the amalgamating corporations;

(v)                                 any existing cause of action, claim or liability to prosecution of any of the amalgamating corporations shall be unaffected;

(vi)                              any civil, criminal or administrative action or proceeding pending by or against any of the amalgamating corporations may be continued to be prosecuted by or against the amalgamated corporation;

(vii)                           a conviction against, or ruling, order or judgment in favour of or against any of the amalgamating corporations may be enforced by or against the amalgamated corporation;

(viii)                        the articles of amalgamation of the amalgamated corporation shall be deemed to be the articles of incorporation of the amalgamated corporation and the certificate of amalgamation of the amalgamated corporation shall be deemed to be the certificate of incorporation of the amalgamated corporation;

(ix)                                the by-laws of BFI Canada Inc. shall be the by-laws of the amalgamated corporation;

(x)                                   the first directors of the amalgamated corporation shall be the directors of BFI Canada Inc.;

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(xi)                                the first officers of the amalgamated corporation shall be the officers of BFI Canada Inc.; and

(i)                                     the registered office of the amalgamated corporation shall be the registered office of the Fund.

Exchange of Options

(j)                                     the options to acquire Units outstanding at the Effective Date shall be converted into options to acquire an equivalent number of ParentCo Shares;

Subscription for Special Shares

(k)                                  IESI Corporation shall subscribe for 11,137,744 Special Shares (representing the number of Units for which the issued and outstanding Participating Preferred Shares are exchangeable at the date of this Agreement, subject to any changes as a result of exchanges prior to the Effective Date) for $10.00 in cash;

Exchange of Units for ParentCo Shares

(l)                                     the Units held by the Unitholders shall be transferred to ParentCo in consideration for ParentCo Shares on the basis of one ParentCo Share for each Unit so transferred;

(m)                               the Class A Unit held by IESI Corporation shall be transferred to ParentCo in consideration for the Special Share;

Cancellation of the Common Shares of ParentCo

(n)                                 the 100 common shares of ParentCo issued to the Fund in connection with the organization of ParentCo shall be purchased for cancellation by ParentCo for a consideration of one dollar ($1.00) per common share, and shall be cancelled; and

Reduction of Stated Capital of ParentCo

(o)                                 there shall have been added to the stated capital account maintained for the ParentCo Shares an amount determined by the directors in accordance with Section 23 of the OBCA in respect of the ParentCo Shares issued in consideration for Units, and ParentCo shall be authorized to reduce its stated capital in amount determined by the directors, in respect of which no amount is to be distributed to the shareholders of ParentCo, as contemplated by Section 34(1)(b)(ii)(B) of the OBCA.

3.2                                 Upon the exchange at the Effective Time of Units for ParentCo Shares pursuant to section 3.1:

(i)                                     each former holder of Units shall cease to be the holder of the Units so exchanged and the name of each such holder shall be removed from the register of holders of Units;

(ii)                                  each such holder of Units shall become the holder of the ParentCo Shares exchanged for the Units by such holder and shall be added to the register of holders of ParentCo Shares in respect thereof;

(iii)                               ParentCo shall become the holder of the Units so exchanged and shall be added to the register of holders of Units in respect thereof; and

(iv)                              ParentCo shall issue 11,137,744 Special Shares in connection with the subscription by IESI Corporation, and such shares shall be added to the register of holders.

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ARTICLE 4
OUTSTANDING CERTIFICATES AND FRACTIONAL SECURITIES

4.1           Any certificates formerly representing Trust Units that are not deposited, together with a duly completed Letter of Transmittal and any other documents as may reasonably be required shall, from and after the Effective Date, represent only the right to receive ParentCo Shares in respect thereof. If certificates formerly representing Trust Units have not been so deposited on or before the sixth anniversary of the Effective Date, such certificates shall cease to represent a right or claim of any kind or nature and the right of the holder of the Trust Units previously represented thereby to receive ParentCo Shares shall be deemed to be surrendered to ParentCo, together with all interest or distributions thereon held for such holder.

4.2           Registration of interests in and transfers of the ParentCo Shares will be made through a book-based system (the “Book Entry System”) administered by CDS. On or about the Effective Date, ParentCo will deliver to CDS one or more certificates evidencing the aggregate number of ParentCo Shares issued in connection with the Arrangement.

ParentCo Shares may be purchased, transferred or surrendered for redemption through a participant in the CDS depository service (a “CDS Participant”). All rights of holders of ParentCo Shares may be exercised through, and all payments or other property to which such holder is entitled, may be made or delivered by, CDS or the CDS Participant through which the holder holds such ParentCo Shares. Upon purchase of such ParentCo Shares, the holders will receive only a customer confirmation from the registered dealer which is a CDS Participant and from or through which the ParentCo Shares are purchased.

ParentCo may issue certificates representing ParentCo Shares to one or more shareholders, where such issuances is warranted in the opinion of ParentCo. ParentCo also has the option to terminate registration of the ParentCo Shares through the Book Entry System, in which case certificates for the ParentCo Shares in fully registered form would be issued to beneficial owners of such ParentCo Shares or their nominees.

4.3           If any certificate which immediately prior to the Effective Time represented an interest in outstanding Trust Units that were transferred pursuant to subsections 4.1 hereof has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to have been lost, stolen or destroyed, the registered holder thereof in the Unit Register shall, as a condition precedent to the receipt of any ParentCo Shares to be issued to such person, provide to ParentCo a bond, in form and substance satisfactory to ParentCo, or otherwise indemnify ParentCo to its satisfaction, in its sole and absolute discretion, against any claim that may be made against them with respect to the certificate alleged to have been lost, stolen or destroyed.

ARTICLE 5
AMENDMENTS

5.1           The Fund, 6814832, the Company and ParentCo may amend this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment must be: (i) set out in writing; (ii) approved by the other parties; (iii) filed with the Court.

5.2           Any amendment, modification or supplement to this Plan of Arrangement may be made prior to the Effective Date by the Fund, 6814832, the Company and ParentCo (or, if following the Arrangement, ParentCo) without the approval of the Court or the Unitholders, provided that it concerns a matter which, in the reasonable opinion of the Fund, 6814832, the Company and ParentCo (or, if following the Arrangement, ParentCo), is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement or is not adverse to the financial or economic interests of any former holder of Units.

5.3           Subject to Section 6.2, any amendment to this Plan of Arrangement may be proposed by the Fund, 6814832, the Company and ParentCo at any time prior to or at the Meeting (provided that the other parties shall have consented thereto) with or without any other prior notice or communication to Unitholders, and if so proposed

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and accepted by the persons voting at the Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

5.4           Subject to Section 6.2, the Fund, 6814832, the Company and ParentCo may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time after the Meeting and prior to the Effective Time with the approval of the Court and, if and as required by the Court, after communication to Unitholders.

ARTICLE 6
GENERAL

6.1           Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to further document or evidence any of the transactions or events set out herein.

6.2           If, prior to the Effective Date, any term or provision of this Plan of Arrangement is held by the Court to be invalid, void or unenforceable, the Court, at the request of any parties, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan of Arrangement shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.

6.3           This Plan of Arrangement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.  Any questions as to the interpretation or application of this Plan of Arrangement and all proceedings taken in connection with this Plan of Arrangement and its provisions shall be subject to the exclusive jurisdiction of the Court.

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